UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2006

ALEXANDRIA REAL ESTATE EQUITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

385 East Colorado Boulevard, Suite 299
Pasadena, California   91101
(Address of principal executive offices including zip code)

(626) 578-0777
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A amends the Current Report on Form 8-K of Alexandria Real Estate Equities, Inc. (the "Company"), filed on July 28, 2006. The sole purpose of this Form 8-K/A is to provide the financial statements as required by Item 9.01(a) and the pro forma financial information required by Item 9.01(b), which financial statements and information were not included in the original Form 8-K filings.

The Form 8-K related to the acquisition, on July 26, 2006, by an affiliate of the Company from an affiliate of the Massachusetts Institute of Technology ("MIT"), of a 90% equity interest in 10.4 acres commonly known as Technology Square at MIT in Cambridge, Massachusetts.

ITEM 9.01 Financial Statements and Exhibits

(a) Financial Statements of Property Acquired

The Report of Independent Auditors and the Statement of Revenue and Certain Expenses of the Property Acquired for the Six Months Ended June 30, 2006 (Unaudited) and the Year Ended December 31, 2005 (Audited) and the Notes thereto are attached hereto as Exhibit 99.1 and incorporated by reference herein.

(b) Pro Forma Financial Information

The Unaudited Pro Forma Condensed Consolidated Balance Sheet of the Company as of June 30, 2006 and the Unaudited Pro Forma Condensed Consolidated Income Statements of the Company for the six months ended June 30, 2006 and the year ended December 31, 2005, and the adjustments thereto are attached hereto as Exhibit 99.2 and incorporated by reference herein.

(c) Exhibits

  23.1   Consent of Ernst & Young LLP

  99.1   Financial Statements of Property Acquired

  99.2   Pro Forma Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
October 13, 2006	By: /s/ DEAN A. SHIGENAGA
Dean A. Shigenaga
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title
23.1	Consent of Ernst & Young LLP
99.1	Financial Statements of Property Acquired
99.2	Pro Forma Financial Information